 EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Micron Technology, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 3, 2009.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
June 16, 2010